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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 28, 1998 (except for Note Q, as to which the date is March 24, 1998), accompanying the financial statements of Guaranty Bancshares, Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

ARNOLD, WALKER, ARNOLD & CO., P.C.

Mount Pleasant, Texas
May 21, 1998